Exhibit 99.1

BMHC ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS

BOISE (May 15, 2009) – Building Materials Holding Corporation (OTCBB: BLGM), a leading provider of building materials and construction services to professional residential builders and contractors, today reported sales for the first quarter of 2009 decreased 51% to $167 million from $343 million in the same quarter a year ago.

Net loss for the first quarter of 2009 increased to $45.2 million or $1.53 per share from a net loss of $33.9 million or $1.17 per share in the same quarter a year ago.

Commenting on first quarter results, Robert E. Mellor, Chairman and Chief Executive Officer, stated, “The operating environment for the homebuilding industry remained very challenging during the first quarter of 2009. We continued to focus on our restructuring initiatives to improve cost efficiencies and preserve liquidity.

 “We are working with our lenders toward a restructuring of our credit facility and balance sheet and we appreciate their continuing support. We are pleased to have obtained an extension of the waiver from our lenders that allows the Company to continue to borrow up to $20 million under our revolver.

 “We also appreciate the continued hard work of our employees and ongoing support from our vendors during these unprecedented times.  We greatly value the loyalty of our customers and look forward to continuing to provide them with high quality materials and services,” concluded Mr. Mellor.

Extension of Waiver to Credit Facility

The Company obtained an extension of the waiver from its lenders that continues to waive the monthly Adjusted EBITDA, forecast and projection requirements of our credit agreement and continues to allow the Company to borrow up to $20 million through June 29, 2009.

Operating Results

(thousands)

	Three Months Ended March 31%
	2009	2008	Change
Sales
Building Products	$ 99,174	$ 179,886	(45)%
Construction Services	68,325	163,062	(58)%
	$ 167,499	$ 342,948	(51)%

Loss from operations	$ (32,925)	$ (18,356)	(79)%

For the quarter, sales declined 51% to $167 million from $343 million in the same quarter a year ago.  The depressed conditions in the general homebuilding industry continue to be reflected in our markets.  Sales were lower in all our regions.  As of March 2009, single-family housing starts for the U.S. were at an annualized rate below 0.4 million and single-family permits in our markets were at an annualized rate of 0.1 million.

For the quarter, loss from continuing operations increased over the prior year’s first quarter as a result of:
•	lower sales volume, particularly construction services,
•	gross margin compression from competitive market conditions and
•
deleveraging of selling, general and administrative (SG&A) expenses as fixed capacity costs combined with facility consolidation and closure costs of $4.9 million in the first quarter of 2009 resulted in SG&A increasing to 37.0% from 24.6% of sales in the prior year’s first quarter. Excluding the $4.9 million of consolidation and closure costs, first quarter 2009 SG&A expenses were 34.1% of sales.

Interest Expense
For the quarter, interest expense was 4% or $0.5 million more than the same quarter a year ago.  The increase was due to:
•	higher interest rates,
•	costs associated with interest rate swap contracts no longer accounted for as cash flow hedges and
•	costs to obtain a limited waiver for our credit agreement.

Income Taxes
For the quarter, the significant change in our effective tax rate for continuing operations was the result of additional valuation allowance due to the uncertainty as to our ability to realize deferred tax assets.

About BMHC
BMHC is one of the largest providers of building materials and residential construction services in the United States.  We serve the homebuilding industry through two recognized brands: as BMC West, we distribute building materials and manufacture building components for professional builders and contractors in the western and southern states; as SelectBuild, we provide construction services to high-volume production homebuilders in key markets across the country.  To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS

There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results.  Additional information regarding business risks and uncertainties is contained in Part II Item 1A of our most recent Form 10-Q.  These risks and uncertainties may include, however are not limited to:

•	substantial doubt about our ability to continue as a going concern;
•	our existing common equity may have no value;
•
demand for and supply of single-family homes which are influenced by changes in the overall condition of the U.S. economy, including interest rates, consumer confidence, job formation, availability of credit and other important factors;

•
our ability to maintain adequate liquidity, reduce operating costs and increase market share in an industry that has experienced and continues to experience a significant reduction in average annual housing starts;

▪	our liquidity is dependent on operating performance, an efficient cash conversion cycle and compliance with financial covenants;
▪	our ability to implement and maintain cost structures that align with sales trends and
▪	losses of customers as well as changes in the business models of our customers may limit our ability to provide building products and construction services;
•	intense competition;
•	availability of and our ability to attract, train and retain qualified individuals;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	weather conditions including natural catastrophic events;
•	exposure to product liability and construction defect claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of widespread credit and liquidity concerns, terrorist activities and armed conflict;

•	costs and/or restrictions associated with federal, state and other regulations and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, however are not limited to:

•	price for our shares may fluctuate significantly;
•	our shares may be less attractive as they are not traded on a large, more well-known exchange and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements in this news release including those related to our restructuring initiatives and cost cutting efforts, our liquidity and negotiations with our lenders are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements.  While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that are important factors that could cause our actual results to differ materially from those in forward-looking statements.  These factors include, however are not limited to the risks and uncertainties cited in the above paragraph, as well as our ability to timely and successfully implement our restructuring program and achieve the benefits that the program is designed to provide, including preserving value, enhancing our liquidity, generating tax refunds, reducing expenses and generating cash proceeds.  Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release.  We undertake no obligation to update forward-looking statements.

For More Information Investor Contacts:
•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC
+1.415.627.9100

•	Lisa Laukkanen, The Blueshirt Group for BMHC
+1.415.217.4967
lisa@blueshirtgroup.com

(Tables Follow)

Building Materials Holding Corporation
Consolidated Statements of Operations
(thousands, except per share data)
(unaudited)

	Three Months Ended March 31		Year Ended December 31
	2009	2008	2008
Sales
Building products	$99,174	$179,886	$693,664
Construction services	68,325	163,062	631,015
Total sales	167,499	342,948	1,324,679

Costs and operating expenses
Cost of goods sold
Building products	77,267	130,683	514,222
Construction services	66,839	150,795	576,087
Impairment of assets	365	—	53,015
Selling, general and administrative expenses	61,952	84,256	349,417
Other income, net	(5,999)	(4,430)	(5,059)
Total costs and operating expenses	200,424	361,304	1,487,682

Loss from operations	(32,925)	(18,356)	(163,003)

Interest expense	12,155	11,638	52,925
Loss from continuing operations before income taxes	(45,080)	(29,994)	(215,928)

Income tax benefit (expense)	12	(3,849)	23,409

Loss from continuing operations	(45,068)	(33,843)	(192,519)

Loss from discontinued operations	(152)	(3,513)	(12,680)
Impairment of assets	—	—	(7,813)
Income tax benefit (expense)	—	3,456	(1,860)
Loss from discontinued operations	(152)	(57)	(22,353)

Net loss	(45,220)	(33,900)	(214,872)

Noncontrolling interests loss	—	39	63
Net loss attributable to common shareholders	$(45,220)	$(33,861)	$(214,809)

Net loss per share:
Continuing operations	$(1.53)	$(1.17)	$(6.62)
Discontinued operations	—	—	(0.77)
Basic	$(1.53)	$(1.17)	$(7.39)

Continuing operations	$(1.53)	$(1.17)	$(6.62)
Discontinued operations	—	—	(0.77)
Diluted	$(1.53)	$(1.17)	$(7.39)

Building Materials Holding Corporation
Consolidated Balance Sheets
(thousands)
(unaudited)

	March 31	December 31		March 31	December 31
	2009	2008		2009	2008
Assets			Liabilities and (Deficit) Equity
Cash and cash equivalents	$6,323	$11,484
Receivables, net of allowances			Accounts payable	$26,189	$19,021
of $14,487 and $12,091	89,703	118,245	Accrued compensation	19,452	17,274
Inventory	70,605	78,676	Insurance deductible reserves	16,788	17,527
Unbilled receivables	10,571	13,112	Other accrued liabilities	24,524	26,981
Income tax receivable	49,977	50,304	Billings in excess of costs and estimated
Deferred income taxes	—	—	earnings	19,696	24,054
Prepaid expenses and other	4,940	4,864	Current portion of long-term debt	316,309	39,443
Assets of discontinued operations	5,073	5,659	Liabilities of discontinued operations	502	773
Current assets	237,192	282,344	Current liabilities	423,460	145,073

Property and equipment			Insurance deductible reserves	25,466	26,208
Land	34,188	33,996	Long-term debt	381	287,009
Buildings and improvements	120,727	120,814	Other long-term liabilities	32,007	37,163
Equipment	144,385	153,843	Total liabilities	481,314	495,453
Construction in progress	3,444	3,440
Accumulated depreciation	(144,460)	(148,032)	Commitments and contingent liabilities	—	—
Assets held for sale	41,451	46,300
Deferred income taxes	—	—	(Deficit) equity
Deferred loan costs	4,100	4,485	Common shares, $0.001 par value:
Other long-term assets	20,696	23,303	authorized 50 million shares; issued and
Other intangibles, net	18,425	19,222	outstanding 29.7 and 29.7 million shares	29	29
Goodwill	—	—	Additional paid-in capital	168,545	169,146
	$480,148	$539,715	Deferred compensation common shares obligation	80	878
			Deferred compensation common shares held	(80)	(878)
			Accumulated deficit	(165,547)	(120,327)
			Accumulated other comprehensive loss, net	(4,193)	(4,586)
			Shareholders’ (deficit) equity	(1,166)	44,262
			Noncontrolling interests	—	—
			Total (deficit) equity	(1,166)	44,262
				$480,148	$539,715

Building Materials Holding Corporation
Consolidated Statements of Cash Flows
(thousands)
(unaudited)

	Three Months Ended March 31		Year Ended December 31
	2009	2008	2008
Operating Activities
Net loss attributable to common shareholders	$(45,220)	$(33,861)	$(214,809)
Noncontrolling interests loss, net	—	(39)	(63)
Net loss	(45,220)	(33,900)	(214,872)
Items in net loss not using (providing) cash:
Depreciation and amortization	6,141	10,522	37,611
Deferred loan cost amortization	385	2,739	1,621
Deferred loan cost write off	—	—	7,099
Amortization of unrealized loss related to interest rate swap contracts previously accounted for as cash flow hedge	384	—	—
Amortization of terminated interest rate swap contracts notional reduction settlement payments	250	—	926
Unrealized ineffective portion of interest rate swap contracts	—	—	3,022
Amortization of warrant discount	62	—	62
Impairment of assets	365	—	60,828
Share-based compensation	249	1,846	4,276
Gain on sale of assets, net	(5,338)	(3,435)	(2,225)
Realized gain on marketable securities	—	(186)	(542)
Deferred income tax (benefit) expense	(241)	13,896	22,534
Changes in assets and liabilities, net of effects of acquisitions and divestitures of business units:
Receivables, net	29,155	15,435	85,424
Inventory	8,042	7,670	38,190
Unbilled receivables	2,541	8,271	26,804
Income tax receivable	327	—	(40,492)
Prepaid expenses and other current assets	(73)	(7,276)	4,298
Accounts payable	6,951	4,909	(32,836)
Accrued compensation	(258)	(3,306)	(14,724)
Insurance deductible reserves	(739)	(1,756)	(10,961)
Other accrued liabilities	(1,852)	(2,540)	(8,028)
Billings in excess of costs and estimated earnings	(4,358)	1,434	275
Other long-term assets and liabilities	(3,343)	(2,610)	8,789
Other, net	(241)	(3,504)	(205)
Cash flows (used) provided by operating activities	(6,811)	8,209	(23,126)

Investing Activities
Purchases of property and equipment	(570)	(7,176)	(16,509)
Acquisitions and investments in businesses, net of cash acquired	—	(2,450)	(8,575)
Proceeds from dispositions of property and equipment	10,828	5,187	14,871
Purchase of marketable securities	—	(13,854)	(28,589)
Proceeds from sales of marketable securities	—	10,339	70,221
Other, net	(26)	(2,797)	(2,123)
Cash flows provided (used) by investing activities	10,232	(10,751)	29,296

Financing Activities
Net borrowings under revolver	2,300	—	—
Principal payments on term notes	(11,986)	(3,522)	(19,866)
Interest rate swap contracts notional reduction settlement payments	(1,220)	—	(3,835)
Net payments on other notes	(138)	(418)	(2,261)
Increase (decrease) in book overdrafts	2,418	(4,413)	(17,616)
Proceeds from share options exercised	—	9	8
Income tax benefit for share-based compensation	—	(731)	—
Dividends paid	—	(2,938)	(2,938)
Deferred financing costs	—	(4,927)	(8,847)
Other, net	44	—	82
Cash flows used by financing activities	(8,582)	(16,940)	(55,273)

Decrease in Cash and Cash Equivalents	(5,161)	(19,482)	(49,103)

Cash and cash equivalents, beginning of period	11,484	60,587	60,587
Cash and cash equivalents, end of period	$6,323	$41,105	$11,484

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$8,407	$8,876	$41,863
Cash paid for income taxes	$9	$78	$3,141

Supplemental Schedule of Investing Activities
Liabilities of acquisitions (extinguished)	$—	$(2,450)	$(8,525)
Cash paid for acquisitions made this period	$—	$2,450	$8,525
Cash paid for acquisitions made in prior period	$—	$—	$50

Supplemental Schedule of Financing Activities
Fair value of warrants issued	$—	$—	$782
Discount on term note for warrants issued	$—	$—	$(782)